Exhibit 5.3
[McGuireWoods LLP Letterhead]
March 13, 2006
Quicksilver Resources Inc.
777 West Rosedale Street, Suite 300
Fort Worth, Texas 76104
Ladies and Gentlemen:
     Reference is made to (i) the Registration Statement (the “Shelf Registration Statement”) on Form S-3 (Registration No. 333-130597) filed by Quicksilver Resources Inc. (“Quicksilver”) with the Securities and Exchange Commission (the “Commission”) on December 22, 2005 registering, among other securities, debt securities (the “Debt Securities”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the possible issuance and sale of up to $350,000,000 aggregate principal amount of securities of Quicksilver; (ii) the Post-Effective Amendment No. 1 to the Registration Statement filed with the Commission on March 2, 2006 (the “Post-Effective Amendment”) pursuant to which certain subsidiaries of Quicksilver, including GTG Pipeline Corporation, a Virginia corporation (the “Company”), joined Quicksilver as co-registrants for the purpose of registering the possible issuance of guarantees of the Debt Securities (the Shelf Registration Statement as amended by the Post-Effective Amendment being referred to collectively as the “Registration Statement”); and (iii) the Prospectus, dated March 2, 2006 (the “Prospectus”), which is a part of the Registration Statement, and the Prospectus Supplement dated March 13, 2006 (the “Prospectus Supplement”) relating to the issuance and sale of the Notes and the Guarantee (hereinafter defined); (iv) the Current Report on Form 8-K being filed by Quicksilver on March 14, 2006 (the “Form 8-K”) with the Commission reporting the underwriting arrangements relating to the Notes and the Guarantee (as hereinafter defined); and (v) the Indenture dated December 22, 2005 (the “Base Indenture”) between Quicksilver and JPMorgan Chase Bank, National Association (the “Trustee”), as will be supplemented by a First Supplemental Indenture (the “Supplemental Indenture”) among Quicksilver, the Trustee and certain subsidiary guarantors named therein, including the Company (the Base Indenture and the Supplemental Indenture being referred to collectively as the “Indenture”), pursuant to which Quicksilver will issue $350,000,000 in aggregate principal amount of its senior subordinated notes due 2016 (the “Notes”) and the Company, together with the other subsidiary guarantors named in the Indenture, will issue its Guarantee (the “Guarantee”) of the Notes.

Quicksilver Resources Inc.
March 13, 2006

     At your request, this letter is being delivered by us as special Virginia counsel in connection with the issuance and sale of the Notes and the Guarantee. The opinions expressed in this letter may only be relied upon by the addressee, the Company and Jones Day in its capacity as counsel to Quicksilver and the Company.
     In connection with the delivery of this letter, we have examined such records, agreements, instruments, certificates and other documents of public officials, the Company and the Company’s authorized representatives as we have deemed necessary or appropriate in connection with the opinions set forth herein, including, without limitation, (i) a certificate issued by the Virginia State Corporation Commission dated March 10, 2006 attesting to the continued existence and good standing of the Company in the Commonwealth of Virginia (the “Good Standing Certificate”); and (ii) a certificate from the Vice President, General Counsel and Secretary of the Company dated March 13, 2006 delivered in connection with the issuance and sale of the Notes and the Guarantee, certifying as to true and correct copies of the articles of incorporation, bylaws and board of directors’ resolutions of the Company (the “Secretary’s Certificate”). We have not undertaken any independent investigation or verification of any factual matter set forth in the Good Standing Certificate or the Secretary’s Certificate, and we have assumed that the factual statements set forth therein are complete and correct.
     For the purposes of giving the opinions set forth herein, we have assumed and relied on, without independent verification, (i) the authenticity of all signatures; and (ii) the completeness, and the conformity to original instruments, of all copies submitted to us, and that any document submitted to us continues in full force and effect.
     Based upon the foregoing, and subject to the assumptions, exclusions, limitations and qualifications set forth herein, we are of the opinion that:
     1. Based solely upon the Good Standing Certificate, the Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.
     2. The Company has duly authorized the Guarantee.
     We express no opinion other than as expressly set forth herein, or as to any laws other than the laws of the Commonwealth of Virginia in force at the date of this opinion. We express no opinion as to any matters of municipal law or the laws of any local agencies.
     This letter speaks as of the date hereof, and we undertake no responsibility to update or supplement this letter after the date hereof.

Quicksilver Resources Inc.
March 13, 2006

     We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and the incorporation of this opinion by reference in the Registration Statement and to references to us under the heading “Certain Legal Matters” in the Prospectus and under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ McGuireWoods LLP